Exhibit 99.2

W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550

METRETEK TECHNOLOGIES TO SPEAK AT ROTH CAPITAL PARTNERS 17TH
ANNUAL GROWTH STOCK CONFERENCE
Company Announces Preliminary 2004 Results and Reaffirms 2005 Guidance

DENVER – February 16, 2005 – Metretek Technologies, Inc. (OTCBB: MTEK) will present at the Roth Capital Partners 17th Annual Growth Stock Conference being held February 21-23 in Dana Point, California.

W. Phillip Marcum, chairman and chief executive officer of Metretek Technologies, will discuss the Company’s current operations and business initiatives. Metretek’s presentation is scheduled to begin at 2:30 p.m. PST on Tuesday, February 22. A copy of the Company’s slide presentation will be archived on the “Investor Info” section of the Company’s website at www.metretek.com.

In connection with the presentation, the Company is reaffirming its guidance for 2005, as previously announced in its October 4 and November 15, 2004, press releases. According to the Company, 2005 revenues are expected to be in the range of $41 million to $42 million, with net income of approximately $3.0 million, or approximately $0.25 per basic share ($0.19 per fully diluted share).

The Company is also announcing preliminary, unaudited results for its fourth-quarter and year ended December 31, 2004; the Company now expects to report revenues of approximately $36 million, net income from continuing operations of approximately $1.6 million, and a net loss attributable to common shareholders of approximately $4.5 million, or $0.47 per share on weighted average shares outstanding of 9.5 million. The net loss attributable to common shareholders includes a deduction of $1.2 million for deemed dividends on the Company’s preferred stock that was retired in December 2004, and a deduction of $4.8 million in losses attributable to a discontinued operation, the sale of which was completed on December 30, 2004. Said Marcum, “These unaudited 2004 results are preliminary, based on the best information currently available to the Company, and subject to the closing of the Company’s financial books and customary year-end audit procedures by its independent auditors.”

“The expected results for 2004 represent a substantial improvement from guidance offered in November 2004, as a result of a strong fourth-quarter performance,” added Marcum. “We expect to report fourth-quarter 2004 revenues of approximately $9.6 million, net income from continuing operations of approximately $700,000, and net income attributable to common shareholders of approximately $300,000, or approximately $0.02 per basic share outstanding during the quarter.” Marcum noted that fourth-quarter net income attributable to common shareholders includes deductions of approximately $100,000 for deemed dividends on preferred stock and approximately $300,000 for losses incurred by the discontinued operation.

Marcum also noted that expected fourth-quarter results indicate the potential of the Company’s various operating entities and provide a basis for higher expectations in 2005: “All of our operations are healthy with interesting opportunities. For example, PowerSecure already has orders for more than 40% of its 2005 projected revenues, and its February 1 backlog of $9.4 million is the largest in its operating history.”

About Metretek Technologies
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

About the Roth Capital Partners 17th Annual Growth Stock Conference
This conference will feature more than 220 leading growth companies in sectors such as Technology, Healthcare, Financial Services and Consumer Products. A concentrated, two-day program will allow institutional investors to meet the executives from a select group of companies that have been hand picked by the Roth Capital Partners research team. 40% of this year’s participating companies are presenting here for the first time. The average market cap of this year’s presenters is around $330 million, with the median around $185 million. This closely mirrors the average and median market cap for the proposed Russell Microcap(tm) Index which is expected to be around $277 million and $176 million respectively.

To register for this conference, please contact your Roth sales representative at 800-678-9147. Please note that this conference is by invitation only.

For more information about the conference visit:
http://www.rothcp.com/2005%20DP%20Conference%20Web%20Site/Roth%20DP.html?content=home

All forward-looking statements contained in this release, including the statements regarding guidance for 2005, and the information regarding preliminary results for 2004, are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company’s ability to develop and market the products and services of PowerSecure; the ability of PowerSecure to complete the distributed generation project mentioned in this release and deliver anticipated benefits to the customer; the Company’s ability to obtain sufficient capital and liquidity on favorable terms, to meet its operating, working capital and debt service requirements and to fund the growth of its business; the Company’s ability to attract, retain and motivate key personnel; the effects of competition; changes in the energy industry in general and the natural gas and electricity markets in particular; the ability of the Company to secure and maintain key contracts and relationships; the effects of the resolution of pending and future litigation and disputes; general economic, market and business conditions; and other factors, risks, and uncertainties described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Form 10-KSB and Form 10-QSB and subsequently filed Forms 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

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